Exhibit 99.1

                          Interleukin Genetics Extends
          Research Collaboration, Modifies Stock Purchase and Product
                      Distribution Agreements with Alticor

    WALTHAM, Mass.--(BUSINESS WIRE)--March 3, 2005--Interleukin Genetics, Inc. (OTCBB: ILGN) reported today that it has signed two new Research Agreements with Access Business Group LLC, a subsidiary of Alticor Inc. The Company also reported that it has modified its Stock Purchase and Distribution Agreements with other affiliates of Alticor.
    Under one of the new research agreements Interleukin will conduct research to develop risk assessment tests for the Asian market; under the other ILGN will undertake exploratory research to identify new product opportunities. With the execution of these two agreements, Interleukin is eligible to receive up to $5.0 Million in additional research funding over a period of 24 months beginning on April 1, 2005.
    The Stock Purchase Agreement was modified to: 1) extend the availability of Interleukin's existing $1.5 Million line of credit for two more years through March 5, 2007 and, 2) extend until March 5, 2007 the period during which an Alticor affiliate is restricted from selling shares of Series A Preferred Stock acquired by it in March 2003. The credit facility is available for Interleukin to draw against in connection with expenditures related to new or expanded strategic partnerships or strategic collaborations.
    The two companies also modified their Distribution Agreement to include a $2.0 Million pre-payment by Alticor for future tests to be processed by Interleukin. The $2.0 Million pre-payment will be paid when Interleukin meets a certain milestone in its DNA Testing Laboratory. Interleukin expects to achieve that milestone in 2005.
    "We are extremely pleased to have signed these agreements with the Alticor companies," said Philip R. Reilly, MD, JD, Chief Executive Officer. "The new research agreements and the contract modifications demonstrate Alticor's continued commitment to Interleukin Genetics and to the development of personalized nutritional products."

    About Interleukin

    Interleukin Genetics is a biotechnology company focused on developing personalized health products. The company uses functional genomics to help in the development of risk assessment tests, pharmacogenetic tests, nutritional and therapeutic products based on the genetic variations in people. Interleukin's current programs focus on cardiovascular disease, osteoporosis, rheumatoid arthritis, endometriosis, periodontal disease and weight management. Interleukin expects that these programs will lead to products that will personalize the selection of nutritional and therapeutic products and enable the managed care industry to improve patient care and better allocate resources. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

    Certain statements contained herein are "forward-looking" statements including statements regarding our research programs leading to diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our expectation that we will meet the milestone required for pre-payment under the Distribution Agreement and our expectation that we will receive up to $5.0 Million in additional research funding over a period of 24 months beginning on April 1, 2005. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns, our ability to construct and operate a CLIA-certified DNA testing laboratory, our ability to complete all of our key milestones with regard to Alticor programs, our ability to make progress in advancing our core technologies, our ability to launch new commercial products and those risks and uncertainties described in our annual report on Form 10-K, our quarterly reports on Form 10-Q and in other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.


    CONTACT: Interleukin Genetics
             Fenel M. Eloi, 781-398-0700